For Immediate Release

ACCEPTANCE INSURANCE COMPANIES INC.
SETS CONFERENCE CALL ON THIRD QUARTER RESULTS

        (Council Bluffs, Iowa, October 24, 2002). Acceptance Insurance Companies Inc. (NYSE: AIF) announced today that it will hold a conference call for all interested parties to discuss its 2002 third quarter results at 9:30 a.m. (Central) Friday, November 15, 2002. The Company will release its results before the market opens on Friday, November 15, 2002.

        Interested parties may access the Company’s conference call at 877.278.7494 five minutes before the call to insure timely participation.

        The conference call is available for replay from 12:30 p.m. (Central) November 15 to 12:30 p.m. (Central) November 16. To access the recorded call, dial 800.642.1687 or 706.645.9291 and enter reservation number 6341184.

        Acceptance Insurance Companies Inc. is an insurance holding company providing agricultural risk management products and services throughout the United States. American Agrisurance, Inc., the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

John E. Martin
President and Chief Executive Officer
Acceptance Insurance Companies Inc.
712.325.5827

Dwayne D. Hallman
Chief Financial Officer
Acceptance Insurance Companies Inc.
712.325.5865